Exhibit 5.1

                              March 23, 2000




Roundy's Inc.
23000 Roundy Drive
Pewaukee, Wisconsin 53072


RE:  Form S-2 Registration Statement


Gentlemen:

     We have acted as counsel to Roundy's, Inc. ("Registrant") in connection with the preparation and filing of the above - referenced Registration Statement and the proposed issuance of up to 4,000 shares of the Registrant's Class A (Voting) Common Stock, and up to 300,000 shares of the Registrant's Class B (Non-voting) Common Stock, in an offering to which the Registration Statement relates.

     We have examined the originals, or photostatic, certified or conformed copies of such records of Registrant, certificates of its officers and such other documents as we have deemed relevant and necessary, as a basis for the opinion set forth herein. In connection with such examinations, we have assumed the authenticity of all documents submitted to us as originals or duplicate originals, the conformity to original documents of all documents submitted to us as certified, photostatic or conformed copies, the authenticity of the originals of such latter documents, and the correctness and completeness of such certificates on which we have relied.

     Based on the foregoing, it is our opinion that the securities being offered by the Registrant when issued as contemplated by the Registration Statement against payment of the consideration therefor, will be legally issued, fully paid and nonassessable, subject to the limitation contained in
Section 180.0622(2)(b), Wisconsin Statutes, which makes shareholders personally liable for debts owing to employees for services performed for the Registrant not exceeding six months service, up to the par value of the shares they own. We note that "par value" has been construed by the Wisconsin Supreme Court for this purpose to mean the initial purchase price of the stock.

     We consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and any amendments thereto (including post-effective amendments) and to the reference to this firm and to this opinion in the Registration Statement.

                              Very truly yours,

                              WHYTE HIRSCHBOECK DUDEK S.C.

                              ANDREW J. GUZIKOWSKI
                              --------------------
                         By:  Andrew J. Guzikowski